Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: ORBITAL TRACKING CORP. Entity or Nevada Business Identification Number (NVID):
2. Current Authorized Shares:

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

750,000,000 shares of common stock, $0.0001 par value

50,000,000 shares of preferred stock, $0.0001 par value

3. Authorized Shares After Change:

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 shares of common stock, $0.0001 par value

3,333,333 shares of preferred stock, $0.0001 par value

4. Issuance:

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Upon the effective time of this Certificate of Change, (i) each one (1) share of the Corporation’s common stock, par ******See Attachment A hereto******

5. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Upon the effective time of this Certificate of Change, (i) each one (1) share of the Corporation’s common stock, par ******See Attachment A hereto******

6. Provisions:	The required approval of the stockholders has been obtained.

7. Effective date and time: (Optional)	Date: 08/06/2019	Time: (must not be later than 90 days after the certificate is filed)

8. Signature:	/s/ Theresa Carlise	CFO	7/24/2019
(Required)	Signature of Officer	Title	Date

This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form.	Page 1 of 1 Revised: 1/1/2019

Attachment A

to

Certificate of Change

of

ORBITAL TRACKING CORP.

Upon the effective time of this Certificate of Change, (i) each one (1) share of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the effective time will be and hereby is automatically reclassified and changed (without any further act) into one-fifteenth (1/15th) of a validly issued, fully-paid and non-assessable share of Common Stock, without increasing or decreasing the par value thereof, provided that no fractional shares shall be issued in respect of any shares of Common Stock held by any holder, and that, instead of issuing such fractional shares, the Corporation shall round up any partial shares to the next highest whole share, and (ii) each one (1) share of the Corporation’s preferred stock, par value $0.0001 per share (“Preferred Stock”), issued and outstanding immediately prior to the effective time will be and hereby is automatically reclassified and changed (without any further act) into one-fifteenth (1/15th) of a validly issued, fully-paid and non-assessable share of Preferred Stock, without increasing or decreasing the par value thereof, provided that no fractional shares shall be issued in respect of any shares of Preferred Stock held by any holder, and that, instead of issuing such fractional shares, the Corporation shall round up any partial shares to the next highest whole share.